Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference of our reports dated July 11, 2006, relating to the financial statements and financial statement schedule of Delphi Corporation (the “Company”) (which report expresses an unqualified opinion and includes explanatory paragraphs referring to the restatement of the 2004 consolidated financial statements, the Company’s reorganization under chapter 11 and going concern assumptions) and management’s report on the effectiveness of internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of the effect of material weaknesses), appearing in the Annual Report on Form 10-K of Delphi Corporation for the year ended December 31, 2005, in the following registration statements:

Form	Registration Number

Form S-8	333-71899
Form S-8	333-71961
Form S-3/A	333-73285
Form S-8	333-80011
Form S-8	333-88291
Form S-8	333-32534
Form S-8	333-69012
Form S-8	333-64032
Form S-3	333-73285
Form S-8	333-91446
Form S-3	333-101478
Form S-3	333-108477
Form S-8	333-106222
Form S-8	333-116729

/s/ Deloitte & Touche LLP Detroit, Michigan July 11, 2006